Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Western Resources, Inc. on Form S-8 of our report dated January 29, 1993, appearing in the Annual Report on Form 10-K of Western Resources, Inc. for the year ended December 31, 1993.




DELOITTE & TOUCHE LLP


Kansas City, Missouri
January 25, 1995